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                                                                    Exhibit 23.1

[LOGO FOR PRICEWATERHOUSECOOPERS]

                                                     PricewaterhouseCoopers LLP
                                                     1177 Avenue of the Americas
                                                     New York NY 10036
                                                     Telephone (646) 471 4000
                                                     Facsimile (646) 471 4100

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus Supplement of Spiegel Credit Corporation III, relating to Series 2001-A Asset Backed Notes, of our report dated February 2, 2001, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000. We also consent to the reference to our Firm under the caption "Experts".

                                          /s/ PricewaterhouseCoopers LLP

June 22, 2001